UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 13, 2006

SPRINT NEXTEL CORPORATION

(Exact name of Registrant as specified in its charter)

Kansas	1-04721	48-0457967
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Edmund Halley Drive, Reston, Virginia	20191
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 433-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 12, 2005, Sprint Nextel Corporation (“Sprint Nextel”) completed the merger (the “Merger”) of Nextel Communications, Inc. (“Nextel Communications”) with and into S-N Merger Corp., a wholly owned subsidiary of Sprint Corporation (“Sprint”), which changed its name to Sprint Nextel Corporation.

The Sprint Nextel unaudited pro forma condensed combined statement of operations for the year ended December 31, 2005, combines the historical consolidated statements of operations of Sprint Nextel and Nextel Communications, giving effect to the acquisition of Nextel as if it had occurred on January 1, 2005. The historical consolidated financial statements have been adjusted to give effect to pro forma adjustments that are directly attributable to the acquisition, are factually supportable, and are expected to have a continuing impact on the combined results of Sprint Nextel.

The unaudited pro forma condensed combined statement of operations was prepared using the purchase method of accounting. Accordingly, consideration paid by Sprint Nextel to complete the acquisition of Nextel Communications was allocated to Nextel Communications’ assets and liabilities based upon their estimated fair values.

The unaudited pro forma condensed combined statement of operations should be read along with the consolidated financial statements and notes contained in the current report on Form 8-K filed on September 18, 2006, which reflect the presentation of Sprint Nextel’s local communications business as discontinued operations, and its annual report on Form 10-K for the year ended December 31, 2005, as amended.

SPRINT NEXTEL

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(Millions, except per share data)

Year Ended December 31, 2005	Sprint Nextel Corporation	Nextel Communications (1/1/05- 8/12/05)	Pro Forma Adjustments		Pro Forma Sprint Nextel
Net Operating Revenues	$28,789	$9,260	$128	(a)(k)	$38,177

Operating Expenses
Costs of services and products	12,442	2,905	130	(a)(b)(k)	15,477
Selling, general and administrative	8,963	3,046	188	(c)(d)	12,197
Depreciation	3,864	1,253	(135	)(e)(k)	4,982
Amortization	1,336	7	2,008	(f)	3,351
Restructuring and asset impairments	43	—	—		43

Total operating expenses	26,648	7,211	2,191		36,050

Operating Income	2,141	2,049	(2,063)		2,127
Interest expense	(1,294)	(317)	12	(g)	(1,599)
Premium on early retirement of debt	—	(37)	—		(37)
Other income, net	444	49	(17	)(h)	476

Income from continuing operations before income taxes	1,291	1,744	(2,068)		967
Income tax expense	(470)	(378)	510	(i)(j)	(338)

Income from Continuing Operations	$821	$1,366	$(1,558)		$629

Diluted Earnings per Common Share from Continuing Operations(l)	$0.40				$0.21

Basic Earnings per Common Share from Continuing Operations(l)	$0.40				$0.21

Sprint Nextel diluted weighted average common shares(m)	2,054				2,961

Sprint Nextel basic weighted average common shares	2,033				2,941

See accompanying Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

(a) Reflects pro forma intercompany eliminations.

(b) Reflects the adjustment to lease expense related to Nextel Communications’ lease liabilities.

(c) Reflects the adjustment to selling, general and administrative expense for estimated deferred compensation expense resulting from unvested options held by Nextel Communications employees at completion of the merger. The fair value of the unvested options has been allocated to deferred compensation based on the portion of the vesting period remaining as a percentage of the total vesting period. The fair value of the options was calculated using the Black-Scholes pricing model.

(d) Reflects the estimated adjustment to selling, general and administrative expense, which would have been recognized had the options granted to Nextel Communications employees in 2003, 2004, and 2005 been accounted for in accordance with SFAS No. 123.

(e) Reflects the estimated adjustment to depreciation expense for the preliminary purchase price adjustment made to Nextel Communications’ property, plant and equipment.

(f) Reflects the estimated adjustment to amortization expense for the preliminary purchase price adjustment made to Nextel Communications’ intangible assets. The customer relationships are being amortized over 5 years using an accelerated method.

(g) Reflects the estimated adjustment to interest expense for the preliminary purchase price adjustment made to Nextel Communications’ outstanding debt. For purposes of the unaudited pro forma condensed combined statement of operations, the adjustment is being amortized over the average remaining life of the Nextel Communications’ debt outstanding at August 12, 2005.

(h) Reflects the estimated adjustment to interest income earned that would have been foregone had the purchase occurred on January 1, 2005.

(i) Reflects the estimated adjustment to tax expense to eliminate the benefits recognized by Nextel Communications in 2005 relating to the reversal of valuation allowances previously established for capital loss carryforwards and net operating loss carryforwards, net of amount recognized for tax uncertainties. Had the merger taken place on January 1, 2005, any adjustment to the previously established valuation allowance would have reduced goodwill in accordance with SFAS No. 109, Accounting for Income Taxes.

(j) Reflects the adjustment of the estimated incremental income taxes that would have been recorded for pro forma results of operations related to the pro forma adjustments discussed in Notes (a), (b), (c), (d), (e), (f), (g) and (h). An estimated combined statutory federal and blended state income tax rate of 40% was used for these adjustments.

(k) Reflects the estimated reclassification of certain items included in Nextel Communications’ net operating revenue, costs of services and products and selling, general and administrative to conform to Sprint’s reporting classification.

(l) Pro forma diluted and basic earnings per common share from continuing operations is calculated as follows (in millions, except per share amounts):

Year Ended December 31, 2005
Pro forma income from continuing operations	$629
Less:
Preferred stock dividends paid	(7)
Earnings allocated to participating securities	—

Pro forma income from continuing operations applicable to common stock	$622

Pro forma Sprint Nextel diluted weighted average common shares (see Note (m))	2,961

Pro forma diluted earnings per share from continuing operations	$0.21

Pro forma Sprint Nextel basic weighted average common shares	2,941

Pro forma basic earnings per share from continuing operations	$0.21

(m) Certain incremental shares associated with options, restricted stock units and employees stock purchase plan shares are excluded in the calculation of weighted average common shares for 2005 as they are antidilutive.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINT NEXTEL CORPORATION

Date: November 13, 2006		/S/ LEONARD J. KENNEDY
	By:	Leonard J. Kennedy General Counsel

4